PROSPECTUS AND			PRICING SUPPLEMENT NO. 12
PROSPECTUS SUPPLEMENT,		Effective at 9:35 AM ET
each dated January 12, 1999	July 1, 1999
CUSIP: 24422ELB3			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $2,322,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on September 15,
1999, and at Maturity

PRINCIPAL AMOUNT:                   $50,000,000

DATE OF ISSUE:				July 7, 1999

MATURITY DATE:				July 7, 2000

INTEREST RATE:				5.70% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Goldman Sachs & Co.
                                    has purchased the Senior Notes as
                                    principal at a price of 100% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Goldman Sachs & Co.